As filed with the Securities and Exchange Commission on May 25, 2005
Registration No. 333-76374

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933
___________________

HESKA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	77-0192527
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1613 Prospect Parkway
Fort Collins, Colorado 80525
(970) 493-7272
 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
___________________

Robert B. Grieve, Ph.D.
Chief Executive Officer and
Chairman of the Board
HESKA CORPORATION
1613 Prospect Parkway
Fort Collins, Colorado 80525
(970) 493-7272
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
___________________

Copies to:
Karen A. Dempsey, Esq.
Heller Ehrman LLP
333 Bush Street
San Francisco, California 94104-2878
Tel:  (415) 772-6540
Fax:  (415) 772-6268
___________________

                Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this Registration Statement.

                If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   [     ]

                If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    [     ]

                If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [     ]

                If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [     ]

                If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   [      ]

___________________

          On January 7, 2002 Heska Corporation (the “Company”) filed its Registration Statement on Form S-3 (File No. 333-76374), covering 7,792,768 shares of the Company’s common stock to be sold by certain stockholders of the Company. On May 24, 2002, the Securities and Exchange Commission (the “Commission”) declared the Registration Statement effective.

          The Registration Statement was filed to register shares of the Company’s common stock issued to certain parties as a result of a private placement on December 18, 2001.

          Pursuant to Rule 477 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the Company respectfully requests that the Commission withdraw the Company’s Registration Statement on Form S-3. The Company is requesting the withdrawal of the Registration Statement because, pursuant to Section 7.1.1(f) of the Stock Purchase Agreement between the Company and the selling stockholders, the Company’s obligation to maintain the effectiveness of the Registration Statement expired on May 24, 2005.

          In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any shares of its common stock which remain unsold at the termination of the offering, the Company hereby removes from registration all shares of its common stock registered pursuant to the Registration Statement which remained unsold as of May 24, 2005.

Signatures

           Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, State of Colorado, on this 25th day of May, 2005.

HESKA CORPORATION BY: /S/ ROBERT B. GRIEVE Robert B. Grieve Chief Executive Officer and Chairman of the Board

           Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons on behalf of the Registrant on May 25, 2005.

Signature	Title
/S/ ROBERT B. GRIEVE Robert B. Grieve, Ph.D.	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board
/S/ JASON A. NAPOLITANO Jason A. Napolitano	Executive Vice President, Chief Financial Officer (Principal Financial Officer), and Secretary
/S/ MICHAEL A. BENT Michael A. Bent	Vice President, Controller (Principal Accounting Officer)
/S/ WILLIAM A. AYLESWORTH William A. Aylesworth	Director
/S/ ELISABETH DEMARSE Elisabeth DeMarse	Director
/S/ A. BARR DOLAN A. Barr Dolan	Director
/S/ PETER EIO Peter Eio	Director
/S/ G. IRWIN GORDON G. Irwin Gordon	Director
/S/ TINA S. NOVA Tina S. Nova, Ph.D.	Director
/S/ JOHN F. SASEN, Sr. John F. Sasen, Sr.	Director
/S/ LYNNOR B. STEVENSON Lynnor B. Stevenson, Ph.D.	Director